                                                                    EXHIBIT 4.13

                                  May 24, 1999

CLEAN HARBORS ENVIRONMENTAL
    SERVICES, INC.
CLEAN HARBORS KINGSTON FACILITY
    CORPORATION
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
MURPHY'S WASTE OIL SERVICE, INC.
MR. FRANK, INC.
SPRING GROVE RESOURCE RECOVERY, INC.
HARBOR MANAGEMENT CONSULTANTS, INC.

     Re:  SEVENTH AMENDMENT TO FINANCING AGREEMENTS ("SEVENTH AMENDMENT")

Gentlemen:

     Reference is made to the Loan and Security Agreement dated May 8, 1995, as amended, between you and the undersigned (the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement. This Agreement is referred to as the "Seventh Amendment".

     Borrowers have requested that the Lender consent to the acquisition by CHES of certain of the assets (as hereinafter defined, the "Acquisition Assets") of the Texas Transportation and Brokerage Division (the "Division") of American Ecological Services Corporation ("AESC") and of American Ecology Environmental Services Corporation ("AEESC"). In addition, Borrowers have requested that Lender agree to readvance, to the original principal amount of $6,000,000 on the Term Loan and to an extension of the term of the Financing Agreements to May 8, 2001. Subject to the terms and conditions hereof and effective on the Seventh Amendment Effective Date (as defined herein), the Lender agrees with the Borrowers as follows:

     (1) Subject to the conditions, representations, acknowledgements and affirmations set forth in this Seventh Amendment, Lender hereby consents to the
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May 24, 1999
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acquisition of the Acquisition Assets (as defined in the Purchase Agreement, as hereinafter defined) from AESC and AEESC (the "Acquisition"), pursuant to the Asset Purchase Agreement dated May 24, 1999 among CHES and AESC and AEESC in the form delivered to Lender prior to the date hereof (the "Purchase Agreement"), and waives Section 9.10 of the Loan Agreement with respect to the Acquisition, PROVIDED that the aggregate purchase price of the Acquisition does not exceed $1,900,000 of which a portion is to be paid by the cancellation of certain Accounts due from certain affiliates of AESC and AEESC to CHES. Lender's consent given herein is limited strictly to its terms and shall apply only to the specific provisions described herein. The consent contained herein shall not extend to or affect any other Obligations of the Borrowers or the Obligors and shall not impair or prejudice any rights consequent thereon.

     (2) Section 2.3 of the Loan Agreement is deleted and replaced with the following:

          2.3 TERM LOAN. On the Seventh Amendment Effective Date (as defined in the Seventh Amendment), Lender is making a Term Loan to Borrowers in the original principal amount of $6,000,000. This Term Loan includes the outstanding amount of the original Term Loan made on May 8, 1995 (as increased to $15,000,000 on March 20, 1996) with the excess proceeds to be used to pay to AESC and AEESC the purchase price of the Acquisition and for working capital of the Borrowers. The Term Loan is
          (a) evidenced by a Second Amended and Restated Term Note (the "Term Promissory Note") in such original principal amount duly executed and delivered by the Borrowers to Lender concurrently with the Seventh Amendment; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory Note, and other Financing Agreements; and (c) secured by all of the Collateral. This Term Promissory Note amends and restates the Term Promissory Note dated May 8, 1995 in the original principal amount of $10,000,000, as such Term Promissory Note was previously amended and restated by the Amended and Restated Term Promissory Note, dated March 20, 1996 in the original principal amount of $15,000,000."

     (3) The first sentence of Section 12.1(a) of the Loan Agreement is deleted and replaced with the following sentence:

          "This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date six
          (6) years from the date hereof (the "Renewal Date"),
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May 24, 1999
Page 3

          and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; PROVIDED, THAT, Lender may, at its option, extend the Renewal Date to the date seven (7) years from the date hereof by giving Borrowers notice at least one hundred twenty (120) days prior to the sixth anniversary of this Agreement."

     (4) Section 12.1(c) of the Loan Agreement is deleted in its entirety and replaced with the following:

          "If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount of 1/2% of the Revolving Credit Limit if such termination is effective in the period May 9, 1998 to and including May 8, 2001. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The refinancing and repayment of the Term Loan through the issuance of pollution control authority industrial revenue bonds shall not trigger the payment of the early termination fee. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations."

     (5) This Seventh Amendment and the Lender's obligations hereunder shall not be effective until each of the following conditions are satisfied (the "Seventh Amendment Effective Date"):

          (a) Borrowers shall have duly executed and delivered this Seventh Amendment, the Term Promissory Note, the Deeds of Trust for the Real Property acquired in connection with the Acquisition, the UCC Financing Statements required by Lender in connection with the Acquisition, the Amended and Restated Information Certificate for CHES and all other instruments, documents and agreements required by Lender.

          (b) all requisite corporate action and proceedings of the Borrowers in connection with this Seventh Amendment shall be satisfactory in form and substance to Lender and Lender shall receive certified copies of such corporate action and proceedings and a legal opinion of counsel to the Borrowers as to the due authorization and enforceability of this Amendment and the Financing Agreements entered into pursuant hereto;
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May 24, 1999
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          (c) no material adverse change shall have occurred in the assets
(including the Acquisition Assets), business or prospects of any Borrower since the date of the most recent financial statements furnished to Lender pursuant to the Loan Agreement and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to perform its obligations under the Loan Agreement or any of the other Financing Agreements or of Lender to enforce the Obligations or to realize upon the Collateral;

          (d) Borrowers shall pay to Lender, and hereby direct Lender to debit their loan account for, an additional facility fee equal to $50,000.00, which fee shall be fully earned and non-refundable on the date hereof;

          (e) Lender shall have received, in form and substance satisfactory to Lender, evidence that the Purchase Agreement and all instruments, documents and agreements entered into pursuant thereto or relating thereto (the "Purchase Agreements") have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Purchase Agreements have been consummated prior to or contemporaneously with the execution of the Seventh Amendment;

          (f) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid and perfected first priority security interests in and liens upon all of the Acquisition Assets, subject only to security interests and liens permitted under the Agreement and other Loan Documents;

          (g) Lender shall have received, in form and substance satisfactory to Lender, valid and effective title policies issued by companies and agents acceptable to Lender for each parcel of Real Property acquired pursuant to the Purchase Agreements (i) insuring the priority, amount and sufficiency of the Lender's Deeds of Trust, (ii) insuring all matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmatives coverages requested by Lender for the protection of its interests;

          (h) Lender shall have received (or received evidence satisfactory to Lender of arrangements for the future delivery to Lender on or before either (A) June 7, 1999 in the case of all motor vehicles and rolling stock described below in this clause (h) except for those listed on Exhibit B-4 attached hereto, or
(B) August 7, 1999 in the case of those listed on such Exhibit B-4) the original certificates of title for all motor vehicles and other rolling stock acquired as part of the Acquisition of the Division together with duly executed and completed applications and other documents required to effect Lender's lien thereon; and

          (i) Lender shall have received agreements, in form and substance
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May 24, 1999
Page 5

satisfactory to Lender, from landlords and other parties in possession of Real Property leased or used by the Division and included within the Acquisition Assets which agreements shall provide, among other things, that such landlord or other party (i) waives and relinquishes all liens, claims and rights of distraint in the Collateral, (ii) agrees not to interfere with Lender's exercise of its rights in the Collateral and (iii) grants to Lender access to and the right to remain on any real property to realize on and liquidate the Collateral.

     (5) Each Borrower represents and warrants to Lender the following:

          (a) The Purchase Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Lender and consented to in writing by Lender) of all conditions precedent set forth therein and giving effect to the terms of the Purchase Agreements and the assignments to be executed and delivered by AESC and AEESC (or any of their affiliates or subsidiaries) thereunder, CHES acquired and has good and marketable title to the Acquisition Assets, free and clear of all claims, liens, pledges and encumbrances of any kind, except as permitted hereunder;

          (b) All actions and proceedings required by the Purchase Agreements or applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated;

          (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Purchase Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Agreements; and

          (d) Borrowers have delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Purchase Agreements.

     (7) Each Borrower confirms and agrees that (a) all representations and warranties contained in the Loan Agreement and in the other Financing Agreements are on the date hereof true and correct in all material respects (except for changes that have occurred as permitted by the covenants in Section 9 of the Loan Agreement), and (b) it is unconditionally and jointly and severally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that no Borrower has any defenses, counterclaims or setoffs with respect to full, complete and
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May 24, 1999
Page 6

timely payment of all Obligations.

     (8) Each Obligor, for value received, hereby assents to the Borrowers' execution and delivery of this Amendment, and to the performance by the Borrowers of their respective agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction or matter contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair any of the Obligor's liability to Lender with respect to the payment and other performance obligations of the Obligors pursuant to the Guarantees, dated May 8, 1995 executed for the benefit of Lender. Each Obligor acknowledges that it is unconditionally liable to Lender for the full and complete payment of all Obligations including, without limitation, all charges, fees, expenses and costs (including attorney's fees and expenses) under the Financing Agreements and that such Obligor has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of any and all Obligations.

     (9) Borrowers hereby agree to pay to Lender all reasonable attorney's fees and costs which have been incurred or may in the future be incurred by Lender in connection with the negotiation and preparation of this Amendment and any other documents and agreements prepared in connection with this Amendment. The undersigned confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. The undersigned further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Amendment by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

     If you accept and agree to the foregoing please sign and return the enclosed copy of this letter. Thank you.

                                Very truly yours,

                                CONGRESS FINANCIAL CORPORATION
                                (NEW ENGLAND)

                                By: /s/ Marc E. Swartz
                                    ------------------------------------
                                    Name: MARC E. SWARTZ
                                    Title: SR. VICE PRESIDENT
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May 24, 1999
Page 7


AGREED:

CLEAN HARBORS ENVIRONMENTAL
     SERVICES, INC.

By: /s/ Stephen Moynihan
    --------------------
     Name: STEPHEN MOYNIHAN
     Title: SENIOR VICE PRESIDENT

CLEAN HARBORS KINGSTON FACILITY
     CORPORATION

By: /s/ Stephen Moynihan
    --------------------
     Name: STEPHEN MOYNIHAN
     Title: SENIOR VICE PRESIDENT

CLEAN HARBORS OF BRAINTREE, INC.

By: /s/ Stephen Moynihan
    --------------------
     Name: STEPHEN MOYNIHAN
     Title: SENIOR VICE PRESIDENT

CLEAN HARBORS SERVICES, INC.

By: /s/ Stephen Moynihan
    --------------------
     Name: STEPHEN MOYNIHAN
     Title: SENIOR VICE PRESIDENT

CLEAN HARBORS OF NATICK, INC.

By: /s/ Stephen Moynihan
    --------------------
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May 24, 1999
Page 8


     Name: STEPHEN MOYNIHAN
     Title: SENIOR VICE PRESIDENT

CLEAN HARBORS OF CONNECTICUT, INC.

By: /s/ STEPHEN MOYNIHAN
    --------------------
     Name: STEPHEN MOYNIHAN
     Title: SENIOR VICE PRESIDENT
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May 24, 1999
Page 8


MURPHY'S WASTE OIL SERVICE, INC.

By: /s/ Stephen Moynihan
    --------------------
     Name: STEPHEN MOYNIHAN
     Title: SENIOR VICE PRESIDENT

MR. FRANK, INC.

By: /s/ Stephen Moynihan
    --------------------
     Name: STEPHEN MOYNIHAN
     Title: SENIOR VICE PRESIDENT

SPRING GROVE RESOURCE RECOVERY, INC.

By: /s/ Stephen Moynihan
    --------------------
     Name: STEPHEN MOYNIHAN
     Title: SENIOR VICE PRESIDENT

HARBOR MANAGEMENT CONSULTANTS, INC.

By: /s/ Stephen Moynihan
    --------------------
     Name: STEPHEN MOYNIHAN
     Title: SENIOR VICE PRESIDENT

OBLIGORS:

CLEAN HARBORS, INC.

By: /s/ Stephen Moynihan
    --------------------
     Name: STEPHEN MOYNIHAN
     Title: SENIOR VICE PRESIDENT
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May 24, 1999
Page 9



CLEAN HARBORS OF BALTIMORE, INC.

By: /s/ Stephen Moynihan
    --------------------
     Name: STEPHEN MOYNIHAN
     Title: SENIOR VICE PRESIDENT